THIS REPORT HAS BEEN FILED WITH THE SECURITIES
                     AND EXCHANGE COMMISSION VIA EDGAR

- -----------------------------------------------------------------------------


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported):  September 3, 1996



                           KUHLMAN CORPORATION
         (Exact name of registrant as specified in its charter)


          Delaware                  1-7695                58-2058047
(State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
     of incorporation)                               Identification No.)


                         3 Skidaway Village Square
                          Savannah, Georgia 31411
            (Address of principal executive offices)(Zip Code)

   Registrant's telephone number, including area code:  (912) 598-7809

                               Not Applicable
       (Former Name or Former Address, if changed since Last Report)


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

Item 7.   Financial Statements and Exhibits

     (b)  Pro Forma Financial Information

          Kuhlman Corporation and subsidiaries and Communication Cable, Inc.:
          Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 1996.

                   KUHLMAN CORPORATION AND SUBSIDIARIES
                       AND COMMUNICATION CABLE, INC.

                  UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF INCOME
                  FOR THE SIX MONTHS ENDED JUNE 30, 1996


                                                        Pro Forma       Pro
                                         Communication Adjustments     Forma
                               Kuhlman       Cable       (Note 4)     Combined
- -------------------------------------------------------------------------------
In thousands
Net sales . . . . . . . . . . $199,740     $ 27,810     $ (2,658)(a)  $ 224,892
Cost of goods sold  . . . . .  158,205       22,174       (2,552)(a)    177,827
                              -------------------------------------------------
 Gross Profit . . . . . . . .   41,535        5,636         (106)        47,065
                              -------------------------------------------------
Operating expenses:
Selling, engineering,
 general and administrative .   26,693        3,760          (70)(b)     30,383
                              -------------------------------------------------
Operating profit. . . . . . .   14,842        1,876          (36)        16,682
                              -------------------------------------------------
Other income (expense):
Interest expense, net . . . .   (2,519)         229       (1,399)(c)     (3,689)
Other, net  . . . . . . . . .     (800)          10          ---           (790)
                              -------------------------------------------------
 Total other income
   (expense), net . . . . . .   (3,319)         239       (1,399)        (4,479)
                              -------------------------------------------------
Income before taxes . . . . .   11,523        2,115       (1,435)        12,203
Taxes on income . . . . . . .    4,668          808         (445)(d)      5,031
                              -------------------------------------------------
Income from continuing
 operations . . . . . . . . . $  6,855     $  1,307     $   (990)      $  7,172
                              =================================================
Income from continuing
 operations per share . . . . $   0.49                                 $   0.52
                              ========                                 ========
Weighted average common
 shares and common stock
 equivalents - fully
 dilutive . . . . . . . . . .   13,873                                   13,873
                              ========                                 ========


              The Notes to Unaudited Pro Forma Condensed Combined
               Financial Statement should be read in conjunction
                              with this statement

                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. On February 16, 1996, Kuhlman Corporation (the "Company"), through a wholly-owned subsidiary, completed a tender offer for the outstanding shares of Communication Cable, Inc. ("CCI"), a North Carolina corporation traded on NASDAQ, for $14.00 per share in cash. The purchase of tendered shares, which was consummated on February 21, 1996, along with subsequent actions have resulted in CCI becoming a wholly-owned subsidiary of the Company as of June 28, 1996. The aggregate total cost of the acquisition of the outstanding shares of CCI was approximately $43,775,000. The acquisition was funded primarily through bank debt and was accounted for as a purchase. The purchase price allocations have been completed on a preliminary basis, subject to adjustment should new or additional facts about the business become known. CCI engineers, designs and manufactures a wide variety of low voltage electronic wire and cable products.

2. The Company operates and reports on a December 31 calendar year basis. CCI operated and reported on an October 31 fiscal year basis. The unaudited pro forma condensed combined statement of income combines the statement of income of Kuhlman for the six months ended June 30, 1996 with the statement of earnings of CCI for the fiscal quarter ended January 31, 1996 and the three months ended June 30, 1996.

3. The unaudited pro forma combined statement of income for the six months ended June 30, 1996 has been prepared as if the acquisition of all of the outstanding shares of CCI had been effective January 1, 1996. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The pro forma financial statements are for information purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated as of January 1, 1996.

4.   Explanation of Pro Forma Adjustments

     (a) A decrease in sales and cost of goods sold to eliminate intercompany sales and profit between Kuhlman and CCI for the period.

     (b) A decrease in general and administrative expenses of $350,000 to eliminate non-recurring and redundant costs, partially offset by $280,000 of intangible amortization resulting from the acquisition.

     (c) An increase in interest expense to reflect the carrying cost of the acquisition debt at Kuhlman's average borrowing rate for the period.

     (d) A decrease in taxes on income to reflect the pro forma tax impact of the CCI acquisition.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KUHLMAN CORPORATION
                                        (Registrant)



                                        By:  /s/ Robert S. Jepson, Jr.
                                           ---------------------------
                                           Robert S. Jepson, Jr.
                                           Chairman of the Board and
                                             Chief Executive Officer




Dated:     September 3, 1996
      --------------------------